EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                 March 15, 2013



Advisors Asset Management, Inc.
8100 E 22nd Street N., Bldg 800 Suite 102
Wichita, KS  67226



   Re:                   Advisors Disciplined Trust 1005
   Advisors Corporate Trust, High Yield Bond Portfolio, Series 2013-March - A
           Hartford Investment Management Company ("HIMCO") Portfolio
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Gentlemen:

We have examined the Registration Statement File No. 333-186086 for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1005. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer